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                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE

                      PROLOGUE CHANGES NAME TO UWINK, INC.;
                        SHARES TO TRADE UNDER SYMBOL UWNK


LOS ANGELES, CA, JANUARY 30, 2004 - Prologue (OTC BB: PRLG)/ uWink, Inc. (OTC
BB: UWNK), an innovative, technology-based ENcommerce (entertainment commerce) company, today announced that it has amended its articles of incorporation to change its corporate name to uWink, Inc., effective immediately. In conjunction with the name change, the Company's trading symbol will be changed to UWNK, effective with the commencement of trading on Monday, February 2nd, on the OTC Bulletin Board.

In December, an initial closing of the reverse acquisition of Prologue (OTC BB:
PRLG) was completed, pursuant to which Prologue is acquiring all of the outstanding shares of privately held uWink, Inc. in exchange for a controlling interest in Prologue. Today's name change represents an important step in uWink's goal to become a respected force and well-known brand in the global entertainment and interactive gaming markets.

ABOUT UWINK, INC.
Led by Nolan Bushnell, founder and former CEO of Atari Corporation and Chuck E Cheese's Pizza Time Theater, uWink is a technology-based ENcommerce (entertainment commerce) company that has built a library of over 60 short form games as well as several networked and stand-alone hardware gaming units to deliver this content. uWink's unique entertainment software, written in Linux code, can operate on almost any platform, including touch screen terminals, pay-for-play game terminals, lottery and gaming kiosks in public locations, and cell phones and wireless handheld entertainment devices. uWink is also developing innovative prize-based games for the amusement industry. For more information visit: www.uwink.com.

FORWARD LOOKING STATEMENTS
The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. Prologue and uWink intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) uWink's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause Prologue's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) uWink's ability to obtain development financing as and when needed, (2) uWink's ability to generate and sustain profitable operations, and (3) the market's acceptance of uWink's products and services. These statements, and

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UWINK, INC., 1/30/04                                                page 2 of 2

other forward looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the Company's periodic filings with the Securities and Exchange Commission. uWink assumes no obligation to update any of the forward-looking statements in this release.

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MEDIA AND INVESTOR RELATIONS CONTACTS:
Robert Rinderman or David Collins
Jaffoni & Collins
212/835-8500
uwnk@jcir.com